UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2026

GOLUB CAPITAL DIRECT LENDING UNLEVERED CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01505	88-1632039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY 10166

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2026, the board of directors appointed Timothy J. Topicz, 41, as Chief Operating Officer of Golub Capital Direct Lending Unlevered Corporation (the “Company”) effective immediately. Mr. Topicz joined Golub Capital in 2022 and is a Director in its Investor Partners Group. He is responsible for the program management of the BDC business for the firm. Mr. Topicz has been an officer of the Company since February 2023 and also currently serves as Chief Operating Officer of Golub Capital Direct Lending Corporation, Golub Capital BDC 4, Inc., Golub Capital BDC, Inc., Golub Capital Private Credit Fund, Golub Capital Private Income Fund S, and Golub Capital Private Income Fund I, each a business development company whose investment adviser is GC Advisors LLC, the investment adviser to the Company. Prior to joining Golub Capital, Mr. Topicz was a Vice President in the Financial Institutions Investment Banking group at Wells Fargo Securities, where he led the firm’s investment banking coverage effort for the business development company sector. Mr. Topicz earned his BS with honors in Business Administration and Finance from The Ohio State University and his MBA from the University of Chicago Booth School of Business. He is a CFA® Charterholder.

Mr. Topicz (i) does not have a family relationship with any of the Company’s board of directors or other executive officers; (ii) does not have a material interest in any transaction in which the Company was or is a participant, since the beginning of the Company’s last fiscal year; and (iii) has not entered into, nor expects to enter into, any material plan, contract, arrangement, grant or award in connection with his appointment as the Company’s Chief Operating Officer.

On February 2, 2026, the board of directors appointed Paul Solini, 41, as Chief Accounting Officer of the Company effective immediately. Mr. Solini also currently serves as Chief Accounting Officer of Golub Capital Direct Lending Corporation, Golub Capital BDC 4, Inc., Golub Capital Private Credit Fund, Golub Capital Private Income Fund S, and Golub Capital Private Income Fund I, each a business development company whose investment adviser is GC Advisors LLC, the investment adviser to the Company. Prior to joining Golub Capital in 2026, Mr. Solini served as a Senior Controller at TPG Twin Brook Capital Partners where he helped oversee financial reporting, regulatory filings, investor reporting, audit coordination, and key operational and control processes. Prior to this position, he worked as an Auditor at PricewaterhouseCoopers where he led engagements for public and private investment managers, private equity funds, hedge funds, and registered funds. Mr. Solini earned his BS in Accounting from Niagara University and his MS in Accounting from the University of Connecticut. He is currently a registered Certified Public Accountant in both New York and Illinois.

Mr. Solini (i) does not have a family relationship with any of the Company’s board of directors or other executive officers; (ii) does not have a material interest in any transaction in which the Company was or is a participant, since the beginning of the Company’s last fiscal year; and (iii) has not entered into, nor expects to enter into, any material plan, contract, arrangement, grant or award in connection with his appointment as the Company’s Chief Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Direct Lending Unlevered Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital Direct Lending Unlevered Corporation

February 6, 2026	By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Chief Financial Officer